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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  _____________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 15, 2003

                                  _____________

                       3 DIMENSIONAL PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

               Delaware               001-16019                  23-2716487
--------------------------------------------------------------------------------
  (State or other jurisdiction      (Commission                (IRS Employer
         of incorporation)          File Number)             Identification No.)

     Three Lower Makefield Corporate Center, 1020 Stony Hill Road, Yardley,
                               Pennsylvania 19067
              -----------------------------------------------------
               (Address of principal executive offices)   (Zip Code)

       Registrant's telephone number, including area code: (267) 757-7200

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Item  1. Change in Control of Registrant.

     3-Dimensional Pharmaceuticals, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger dated as of January 15, 2003 among Johnson & Johnson, a New Jersey corporation ("Parent"), Longbow Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company (the "Merger Agreement"), providing for the merger of Sub with and into the Company (the "Merger"), with the Company continuing as the surviving corporation.

     Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each share of common stock of the Company issued and outstanding immediately before the Effective Time (other than shares held by the Company, Parent, or Sub, or Appraisal Shares, as defined in the Merger Agreement) will be automatically canceled and extinguished and converted into the right to receive $5.74 in cash, without interest (the "Merger Consideration"). Pursuant to the Merger Agreement, the Company's Compensation Committee and Board of Directors resolved on January 15, 2003 that, effective immediately before the Effective Time, any and all restrictions on outstanding shares of the Company's restricted stock will lapse, all unvested or unexercisable stock options for the Company's common stock will become vested and exercisable, and, at the Effective Time, each stock option that is outstanding immediately before the Effective Time will be canceled and the holder of such stock option will become entitled to receive, as soon as practicable following the Effective Time, a single lump sum cash payment equal to the product of (i) the number of shares of the Company's common stock into which such stock option has not theretofore been exercised and (ii) the excess, if any, of the Merger Consideration over the exercise price per share applicable to each such stock option. Pursuant to the Merger Agreement, the Board of Directors also resolved on January 15, 2003 that, at the Effective Time, each warrant exercisable for the Company's common stock that is outstanding immediately prior to the Effective Time will be canceled in exchange for a lump sum cash payment equal to the product of (i) the number of shares of the Company's common stock subject to such warrant and (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such warrant.

     The Merger is conditioned upon, among other things, (i) approval of the holders of the Company's common stock, (ii) the expiration of the waiting period (and any extension thereof) applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and (iii) certain other conditions. The Merger is expected to close during the first half of the second quarter of 2003.

     Certain stockholders of the Company, representing approximately 33% of the outstanding shares of common stock of the Company, and including the Company's executive officers, have entered into an agreement (the "Stockholders' Agreement") pursuant to which they have agreed to vote their shares in favor of the Merger.

     On January 16, 2003, the Company and Parent issued a press release (the "Press Release") regarding the execution of the Merger Agreement.

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     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the Stockholders' Agreement and the Press Release, which are filed as Exhibits hereto, and are incorporated herein by reference.

Item 7.       Financial Statements and Exhibits.

       (c)           Exhibits.

       Exhibit 2.1 Agreement and Plan of Merger dated as of January 15, 2003 among Johnson & Johnson, Longbow Merger Sub, Inc., and 3-Dimensional Pharmaceuticals, Inc.

       Exhibit 2.2 Stockholder Agreement dated as of January 15, 2003 among Johnson & Johnson, a New Jersey corporation, and the individuals and other parties listed on Schedule A attached thereto.

       Exhibit 99.1 Press Release dated January 16, 2003 (Incorporated by reference to the Company's January 16, 2003 Schedule 14A filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended.)

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     3-DIMENSIONAL PHARMACEUTICALS, INC.

                                     By:  /s/ Scott Horvitz
                                          -----------------------------------
                                          Name:  Scott Horvitz
                                          Title: Chief Financial Officer

Dated:  January 17, 2003

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                                  EXHIBIT INDEX

         EXHIBIT NO.                EXHIBIT DESCRIPTION

         Exhibit 2.1 Agreement and Plan of Merger dated as of January 15, 2003 among Johnson & Johnson, Longbow Merger Sub, Inc., and 3-Dimensional Pharmaceuticals, Inc.

         Exhibit 2.2 Stockholder Agreement dated as of January 15, 2003 among Johnson & Johnson, a New Jersey corporation, and the individuals and other parties listed on Schedule A attached thereto.

         Exhibit 99.1 Press Release dated January 16, 2003 (Incorporated by reference to the Company's January 16, 2003 Schedule 14A filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended.)